UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2023

INTERNATIONAL ISOTOPES INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas	0-22923	74-2763837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4137 Commerce Circle Idaho Falls, Idaho	83401
(Address of Principal Executive Offices)	(Zip Code)

208-524-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2023, International Isotopes Inc. (the “Company”) appointed Shahe Bagerdjian as its President, effective immediately.

Mr. Bagerdjian, age 39, has served in various positions at Global Medical Solutions (GMS), a leading manufacturer and provider of radiopharmaceuticals and diagnostic imaging products for applications in nuclear medicine, since March 2012, most recently as Senior Vice President - Operations & Business Development. During his time at GMS, Mr. Bagerdjian was responsible for implementing the short- and long- term strategy for the business as well as the day-to-day operations and other functions, including sales, engineering, quality, regulatory, compliance, logistics, finance, legal and human resources. Mr. Bagerdjian received Bachelor of Science degrees in Business Law and Finance from California State University, Northridge.

Pursuant to an executive employment agreement entered into with Mr. Bagerdjian (as amended, the “Employment Agreement”), Mr. Bagerdjian’s initial annual base salary will be $285,000 per year, increasing annually $14,000 to $17,000 per year over the initial 5-year employment term. Mr. Bagerdjian will be eligible to receive an annual cash performance bonus subject to the discretion of the Board of Directors of the Company (the “Board”), with an initial target set at 20% of his annual base salary. Mr. Bagerdjian will also receive an initial grant of 6,500,000 restricted stock units (“RSUs”), with 1,500,000 RSUs vesting on April 17, 2024, 2,000,000 RSUs vesting on April 17, 2025, and 3,000,000 RSUs vesting on April 17, 2026. He is entitled to participate in the Company’s other benefit programs generally available to employees of the Company, and relocation expenses reimbursement of up to $25,000.

The Employment Agreement also provides for Mr. Bagerdjian’s potential future appointment as Chief Executive Officer of the Company, subject to approval by the Board, under the same compensation terms, with a special equity grant of 2,500,000 fully-vested RSUs upon a promotion to Chief Executive Officer. The Employment Agreement contains customary non-disclosure, non-solicitation, non-disparagement and non-competition obligations.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement, dated December 23, 2022, between the Company and Shahe Bagerdjian (as amended).
104	Cover Page Interactive Data File (formatted in Inline XBRL).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ISOTOPES INC.

Date: May 10, 2023	By:	/s/ Steve Laflin
Steve Laflin Chief Executive Officer

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